                                                                     Exhibit (r)




                      GLENWOOD CAPITAL INVESTMENTS, L.L.C.


                MAN-GLENWOOD LEXINGTON ASSOCIATES PORTFOLIO, LLC


                           MAN-GLENWOOD LEXINGTON, LLC


                         MAN-GLENWOOD LEXINGTON TEI, LLC


                                 CODE OF ETHICS










                                JANUARY 20, 2003
                             AS AMENDED JULY 8, 2003

                       AS FURTHER AMENDED JANUARY 13, 2004

                               TABLE OF CONTENTS



INTRODUCTION...................................................................1

        I.  STATEMENT OF GENERAL PRINCIPLES....................................1

       II.  DEFINITIONS........................................................2

      III.  LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS....................5

       IV.  ADDITIONAL RESTRICTIONS AND REQUIREMENTS...........................8

        V.  APPROVAL AND ADOPTION OF CODE OF ETHICS............................8

       VI.  REPORTING OBLIGATIONS..............................................9

      VII.  REVIEW AND ENFORCEMENT............................................12

     VIII.  RECORDS...........................................................14

       IX.  APPROVAL, AMENDMENT AND INTERPRETATION OF PROVISIONS..............14

        X.  REMEDIAL MEASURES.................................................14

                                  INTRODUCTION

         Each of Man-Glenwood Lexington, LLC ("LEXINGTON"), Man-Glenwood Lexington Associates Portfolio, LLC ("PORTFOLIO"), Man-Glenwood Lexington TEI, LLC ("TEI") (Lexington, TEI and the Portfolio being referred to as the "Funds") and Glenwood Capital Investments, L.L.C. ("GLENWOOD") holds its employees to a high standard of integrity and business practices. In serving their clients, Glenwood and the Funds strive to avoid conflicts of interest or the appearance of conflicts of interest in connection with transactions in securities for its employees and for the Funds.

         While affirming their confidence in the integrity and good faith of all of its employees, officers, and Managers, each of Glenwood and the Funds recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions in securities that may be possessed by certain of its officers, employees and directors could place such individuals, if they engage in personal transactions in securities that are eligible for investment by any Fund, in a position where their personal interests may conflict with the interests of the Funds.

         In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, (the "1940 ACT"), each of Glenwood and the Funds has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such conflicts) and to establish reporting requirements and enforcement procedures.

         I.       STATEMENT OF GENERAL PRINCIPLES.

         In recognition of the trust and confidence placed in each of the Funds by the Funds' interestholders, and to give effect to Funds' shared belief that their respective operations should be directed to the benefit of the Funds' interestholders, the Funds hereby adopt the following general principles to guide the actions of their respective Managers, directors, officers and employees:

         A. The interests of the Funds' interestholders are paramount, and all of the Funds' respective personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the interestholders before their own.

         B. All personal transactions in securities by the Funds' respective personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Funds and the Funds' interestholders.

         C. All of the Funds' respective personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with the Funds, or that otherwise bring into question the person's independence or judgment.

         This Code does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield an Access Person, as defined below, from liability for personal trading or other conduct that violates the fiduciary duty to the Funds' interestholders. In addition to the specific prohibitions contained in this Code, each Access Person is subject to a general requirement not to engage in any act or practice that would defraud the Funds' interestholders and other clients of the Funds.

         II.      DEFINITIONS.

         The following definitions apply for purposes of the Code:

         A.       "ACCESS PERSON" means:

                  1. each Manager, director, general partner, Advisory Person, or officer of the Funds or the Portfolio's Adviser;

                           a. with respect to the Portfolio's Adviser, the term "Access Person" means any director, officer, general partner or Advisory Person of the Adviser.

                  2. any director, officer, or general partner of the Funds or the Portfolio's Adviser who, in the ordinary course of business makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Portfolio for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Portfolio regarding the purchase or sale of Covered Securities.

        B. "ADVISER" means Glenwood, or any other entity that pursuant to a contract with the Funds regularly furnishes advice to the Funds regarding the desirability of investing in, purchasing or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by the Portfolio.

         C. "ADVISORY PERSON" of the Funds or the Portfolio's Adviser means:

                  1. any employee of the Funds or the Portfolio's Adviser (or of any company in a control relationship with the Funds or the Portfolio's Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

                  2. any natural person in a control relationship with the Funds or the Portfolio's Adviser who obtains information concerning the recommendations made to the Funds with regard to the purchase or sale of Covered Securities by the Portfolio.

         D. A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a Covered Security for the Portfolio has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         E. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Section 16 of the Securities Exchange Act of 1934, as amended, ("Exchange Act") and Rule 16a-1(a)(2) thereunder. A person will generally be deemed the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, beneficial ownership includes the accounts of a spouse, minor children, relatives resident in the person's home, or other persons by reason of any contract, arrangement, understanding or relationship that provides the person with sole or shared voting or investment power.

         F. "BOARD" or "BOARD OF MANAGERS" means the Board of Managers of Lexington, the Board of Managers of TEI and the Board of Managers of the Portfolio.

         G.       "CONTROL" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act, which states that "control" means "the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company." Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder control over the company. Such presumption may be rebutted by the facts and circumstances of a given situation.

         H. "COMPLIANCE OFFICER" refers to Lexington's, TEI's and/or the Portfolio's Compliance Officer or any person designated by Lexington, TEI and/or the Portfolio to perform certain compliance functions.

         I. "COVERED SECURITY" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include the following:

                  1. Direct obligations of the Government of the United States or any agency thereof;

                  2. Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  3.       Shares of registered open-end investment companies.

                  4.       Shares of Index-Based ETFs.

         J. "DISINTERESTED MANAGER" means a Manager of the Funds who is not an "interested person" of the Funds, respectively, within the meaning of Section 2(a)(19) of the 1940 Act.

         K. "INDEX-BASED ETFs" means registered investment companies, organized as open-end investment companies or unit investment trusts: whose shares are not individually redeemable; whose shares are traded on a national securities exchange; and whose portfolio is a basket of securities that seeks to track the performance of an index (e.g., the S&P 500) rather than actively-managed by an investment adviser.

         L. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended, ("1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

         M.       "INVESTMENT PERSONNEL" means:

                  1. any Access Person who occupies the position of portfolio manager (or who serves on an investment committee that carries out the portfolio management function) with respect to the Portfolio;

                  2. any Access Person who, in connection with his or her regular functions or duties, makes or participates in making any recommendations regarding the purchase or sale of any security by the Portfolio; and

                  3. any natural person who controls Lexington, TEI, the Portfolio, or the Adviser, obtains information concerning recommendations made to or by the Portfolio with respect to the purchase or sale of a security by the Portfolio.

         N.       "LEXINGTON" means Man-Glenwood Lexington, LLC.

         O. "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         P. The "RESTRICTED PERIOD" is the number of days before or after a Security is being purchased or sold by the Portfolio during which, subject to an exception under the particular circumstances made by the Compliance Officer in his or her discretion, no Advisory Person may purchase or sell, directly or indirectly, any security in which he or she had or by reason of such transaction acquires any Beneficial Ownership.

         Q. "REVIEW OFFICER" shall mean the person charged with the responsibility, at any given time, to pre-clear trades, grant exceptions to prohibitions under the Code, receive reports and notices required by this Code to be generated, and to accomplish any other requirement of this Code related to the oversight of activities, the exercise of discretion or the making of decisions relating to the activities of persons covered by this Code.

                  1. A person may be designated by the Board of Managers, or the Compliance Officer as a Review Officer (or the Compliance Officer may undertake the responsibility of serving as the Review Officer) for purposes of this Code without otherwise formally carrying that title or the responsibility for functions otherwise generally associated with the responsibilities of a Compliance Officer.

                  2. The Review Officer may delegate certain functions as appropriate.

         R.       A "COVERED SECURITY HELD OR TO BE ACQUIRED" by the Funds means
                  (1) any Covered Security that, within the most recent fifteen
                  (15) days, (a) is or has been held by the Portfolio, or (b) is being or has been considered for purchase by the Portfolio; and (2) any option to purchase or sell and any security convertible into or exchangeable for a Covered Security described in (1) of the definition.

         S. A Covered Security is "BEING PURCHASED OR SOLD" by the Portfolio from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Portfolio until the time when such program has been fully completed or terminated.

         III.     LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS

         A.       ACCESS PERSONS. The following limitations apply to all Access
                  Persons:

                  1. In connection with the purchase or sale, directly or indirectly, of a Covered Security held or to be acquired by the Portfolio, no Access Person shall:

                           a. employ any device, scheme or artifice to defraud the Funds;

                           b. make to the Funds any untrue statement of a material fact or omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                           c. engage in any act, practice or course of business that would operate as a fraud or deceit upon the Funds; or

                           d. engage in any manipulative practice with respect to the Funds. Such acts shall include, but not be limited to, the following:

                                   i.       intentionally inducing or causing
                                            the Funds to take action or to fail
                                            to take action, for the purpose of
                                            achieving a personal benefit rather
                                            than to benefit the Funds, shall be
                                            a violation of this Code. Examples
                                            of this violation include:

                                            (a)      causing the Portfolio to
                                                     purchase a Covered Security
                                                     owned by the individual for
                                                     the purpose of supporting
                                                     or driving up the price of
                                                     the Security; and

                                            (b)      causing the Portfolio to
                                                     refrain from selling a
                                                     Covered Security in an
                                                     attempt to protect the
                                                     value of the individual's
                                                     investment, such as an
                                                     outstanding option.

                                   ii.      using actual knowledge of
                                            transactions for the Portfolio to
                                            profit by the market effect of such
                                            transactions shall be a violation of
                                            this Code.

                  2. Access Persons have an affirmative duty to bring suitable Covered Securities to the attention of investment personnel. The intentional failure to recommend a suitable Security to, or the failure to purchase a Security for, the Portfolio for the purpose of avoiding the appearance of conflict with respect to a personal transaction security may be considered a violation of this Code.

                  3. Because the Funds believe that investing and not short-term trading is the appropriate investment approach, short-term (60 days or shorter holding period) trading is discouraged. A pattern of short-term trading will result in the Compliance Committee withholding clearance on future trading requests.

                           a. Access Person is considered to profit from a short-term trade if Securities of which an Access Person has Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                           b.       This section does not apply to Exempt
                                    Transactions.

                  4.       "Exempt Transactions" are:

                           a. Purchases or sales over which Investment Personnel had no direct or indirect influence or control;

                           b. Purchases or sales that are non-volitional on the part of Investment Personnel or the Portfolio, including purchases or sales upon the exercise of puts or calls written by Investment Personnel and sales from a margin account pursuant to a bona fide margin call;

                           c. Purchases that are part of an automatic dividend reinvestment plan;

                           d. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer;

                           e. Transactions that appear, pursuant to reasonable inquiry and investigation and approval, in writing, by the appropriate Review Officer, to present no reasonable likelihood of harm to the Funds and that are otherwise in accordance with Rule 17j-l. For example, such transactions would normally include purchases or sales of up to 1,000 shares of a Security being considered for purchase or sale by the Portfolio (but not then being purchased or sold for the Portfolio) if the issuer has a market capitalization of over $1 billion; and

                  5. Access Persons may not trade in securities on the "restricted list" maintained by the Compliance Officer. In addition, Access Persons may not trade in Covered Securities held by investment portfolios advised by Glenwood, directly or indirectly (i.e., Covered Securities held indirectly by Lexington, TEI or the Portfolio), and known as such to the Access Person unless the Access Person receives prior approval by the Compliance Officer.

         B. INVESTMENT PERSONNEL. In addition to the limitations set forth in Paragraph A of this Section III, the following limitations apply to all Investment Personnel:

                  1. No Investment Personnel shall purchase or sell, directly or indirectly, any Covered Security in which he or she had or by reason of such transaction acquires any Beneficial Ownership, within the Restricted Period, currently designated as seven (7) days before or after the time that the same (or a related) Security is being purchased or sold by the Portfolio unless the Investment Personnel receive prior approval by the Compliance Officer.

                  2. No Investment Personnel may acquire a Covered Security as part of an initial public offering by an issuer;

                  3. No Investment Personnel may directly or indirectly sell a Covered Security within sixty (60) days of acquiring beneficial ownership of that Covered Security;

         IV.      ADDITIONAL RESTRICTIONS AND REQUIREMENTS.

         A. GIFTS. No Access Person shall accept or receive any gift of more than de minimis value (e.g., a gift the recipient believes in good faith does not have a value in excess of $100) from any person or entity that does business with or on behalf of the Funds, provided, however, that receipt of the following shall not be prohibited:

                  1. an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

                  2. a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

                  3.       a gift approved in writing by the Compliance Officer.

         B. DIRECTORSHIPS. No Investment Personnel may accept a position as a director, manager or general partner of a publicly-traded company or partnership, unless such position has been presented to and approved by the Funds' Board of Managers as consistent with the interests of the Funds and the Funds' interestholders.

         V.       APPROVAL AND ADOPTION OF CODE OF ETHICS.

         A. Prior to initially approving any proposed new or additional Adviser for the Funds, the Board of Managers, including a majority of the Disinterested Managers, must approve the new or additional Adviser's Code. The Board must base its approval on a determination that the relevant Code contains provisions reasonably necessary to prevent Access Persons from violating the Code.

         B. Within six months of adoption of any material changes to its respective Code, the Funds and the Adviser must provide the material changes to the Board of Managers for approval and the Board of Managers must consider the material changes to the relevant Code.

         VI.      REPORTING OBLIGATIONS.

         A. THE FUNDS. The Funds and the Adviser shall each provide the following to the Board of Managers:

                  1. periodic reports on issues raised under the Code or any related procedures; and

                  2. on an annual basis, (i) a written report that describes issues that arose during the previous year under the Code, or any other related procedures, including but not limited to, information about material violations of the Code or procedures and any sanctions imposed in response to the material violations or its procedures, and (ii), a written certification that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         B. ACCESS PERSONS. Each Access Person (other than the Funds' Disinterested Managers, respectively) shall file the following reports with the appropriate Review Officers:

                  1. Initial Holdings Report. Each Access Person must provide to the Review Officer an initial complete listing of all Covered Securities directly or indirectly owned by such person as of the date the person first becomes an "Access Person." The initial listing must be submitted no later than ten (10) days after the person becomes an Access Person under this Code. The listing must contain the following information:

                           a.       the title of the Covered Security;

                           b.       the number of shares held;

                           c.       the principal amount of the Covered
                                    Security;

                           d. the name of any broker, dealer or bank with whom the Access Person maintained an account in which the named Covered Securities were held; and

                           e. the date that the report is submitted by the Access Person.

                  2. Quarterly Holdings Reports. Each Access Person must provide to the Review Officer, on a quarterly basis, a report indicating all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

                           a. Every report shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                                    i.       The date of the transaction, the
                                             title, the interest rate and
                                             maturity date (if applicable) and
                                             the number of shares or the
                                             principal amount of each Covered
                                             Security involved;

                                    ii.      The nature of the transaction
                                             (i.e., purchase, sale or any other
                                             type of acquisition or
                                             disposition);

                                    iii.     The price at which the transaction
                                             was effected;

                                    iv.      The name of the broker, dealer or
                                             bank with or through whom the
                                             transaction was effected; and

                                    v.       The date the report was submitted
                                             by the Access Person.

                           b. In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated to the Review Officer.

                  3. Annual Holdings Report. Each Access Person must provide to the Review Officer a complete listing of all Covered Securities owned by the Access Person, which covers the prior calendar year, no later than January 10 of each year and current as of a date no more than 30 days before the report is submitted. The listing must contain the following information:

                           a.       the title of the Covered Security;

                           b.       the number of shares held;

                           c.       the principal amount of the Covered
                                    Security;

                           d. the name of any broker, dealer or bank with whom the Access Person maintained an account in which the Covered Securities are held; and

                           e. the date that the report is submitted by the Access Person.

                  4. Annual Certification. All Access Persons shall be required to certify annually that they have read and understand the Code. Further, all Access Persons are required to certify annually that they have complied with the requirements of the Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

                  5. Any Access Person that would otherwise be required to report his or her transactions under this Code shall not be required to file reports pursuant to this section of the Code if they are required to do so pursuant to Paragraph F below.

         C. REVIEW OFFICER. Each Review Officer shall submit the reports, as described in Paragraph B above, with respect to his or her own personal securities transactions to an Alternate Review Officer, as designated by the relevant Compliance Officer for the Funds or the Adviser. The Alternate Review Officer designated to receive and review the Review Officer's reports shall undertake those responsibilities in a manner consistent with the responsibilities of the Review Officer under this Code.

         D. ACCESS PERSONS. In addition to the reporting requirements set forth in Paragraph B above, Access Persons must also submit duplicate confirmations and account statements to the Review Officer by directing each brokerage firm or bank at which such persons maintain securities accounts to send simultaneous duplicate copies of such person's confirmations and account statements to the Review Officer.

                  1. Access Persons who provide copies of their confirmations and account statements to a designated review officer pursuant to a code of ethics described in Paragraph F below, are not required to provide copies of such statements to Lexington's, TEI's or the Portfolio's Review Officer pursuant to this paragraph.

         E.       DISINTERESTED MANAGERS.

                  1. A Disinterested Manager shall report transactions in Covered Securities only if the Manager knew, or in the ordinary course of fulfilling his or her official duties as a Manager, should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law), the Covered Security was purchased or sold, or was being considered for purchase or sale, by the Portfolio.

                           a. The "should have known standard" implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting the Portfolio's investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Portfolio's portfolio holdings, market considerations, or the Portfolio's investment policies, objectives and restrictions.

                  2. Every Disinterested Manager shall report the name of any publicly owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by the Disinterested Managers if such total ownership is more than 1/2 of 1% of the outstanding shares of the company.

         F.       ADVISER. The Adviser shall:

                  1. Submit to the Board of Managers of the Funds a copy of its code of ethics adopted pursuant to Rule 17j-1 under the 1940 Act if Adviser is not a party to this Code;

                  2. Promptly report to the Funds, in writing, any material amendments to such code;

                  3. Promptly furnish to the Funds, upon request, copies of any reports made pursuant to such code by any person who is an Access Person to the Funds; and

                  4. Immediately furnish to the Funds, without request, all material information regarding any violation of such code by any person who is an Access Person to the Funds.

         G. CONFIDENTIALITY. All reports of securities transactions and any other information filed with the Funds pursuant to this Code shall be treated as confidential. In this regard, no Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Funds) any information regarding Securities transactions made or being considered by or on behalf of the Portfolio.

         H. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

         VII.     REVIEW AND ENFORCEMENT.

         A. The Review Officer for the Funds, in consultation with each other Review Officer, shall compare all reported personal securities transactions with completed portfolio transactions of the Portfolio and a list of securities being considered for purchase or sale by the Portfolio to determine whether a violation of this Code may have occurred. One test that may be applied in determining whether a violation of the Code has occurred will be to review the securities transactions of Access Persons for patterns of transactions. For example:

                  1. Any pattern involving parallel transactions (for the Portfolio and the individual both buying or both selling the same Security) or opposite transactions (buy/sell or sell/buy) within the Restricted Period may be analyzed to determine whether the individual's transaction may have violated the Code.

                  2. Among the other factors that may be considered in the analysis are:

                           a.       the number and dollar amount of the
                                    transactions;

                           b. the trading volume of the Covered Security in question;

                           c. the length of time the Covered Security has been held by the individual; and

                           d.       the individual's involvement in the
                                    investment process.

                  It should be noted, however, that a violation could be deemed to have resulted from a single transaction if the circumstances warrant a finding that the underlying principles of fair dealing have been violated. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

         B. If the Review Officer determines that a violation of this Code may have occurred, the Review Officer shall submit his or her written determination, together with a confidential report and any additional explanatory material provided by the individual, to the President of the Funds (or to a person to whom the President shall delegate this authority, such as the Compliance




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                  Officer, to the extent such person also serves as Review
                  Officer) and outside counsel to the Funds, who shall make an independent determination as to whether a violation has occurred.

         C. If the President of the Funds (or designee) and outside counsel to the Funds find that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Managers of the Funds.

         D. No person shall participate in a determination of (1) whether he or she personally has committed a violation of the Code, or
                  (2) the imposition of any sanction in the event he or she committed a violation of the Code. If a Securities transaction of the President is under consideration, any Vice President shall act in all respects in the manner prescribed in this Code for the President.

         VIII.    RECORDS.

         The Funds and the Adviser shall maintain records in the manner and to the extent set forth below, which may be maintained on microfilm or by such other means permissible under the conditions described in Rule 31a-2 under the 1940 Act, or under no-action letters or interpretations under that rule, and shall be available for examination by representatives of the Securities and Exchange Commission.

         A. A copy of this Code shall be preserved in an easily accessible place

                  (including for five (5) years after this Code is no longer in effect).

         B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs.

         C. A copy of each report, including any information provided in lieu of the report, made by an Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         D.       A list of all Access Persons who are, or within the past five
                  (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

         IX.      APPROVAL, AMENDMENT AND INTERPRETATION OF PROVISIONS.



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         A.       This Code may be amended as necessary or appropriate with the approval of the Boards of Managers.

         B. This Code is subject to interpretation by the Boards of Managers in its discretion.

         X.       REMEDIAL MEASURES.

         A. All persons subject to this Code of Ethics who violate this Code, is subject to remedial actions, to be imposed by the Compliance Officer, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.




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